                              EMPLOYMENT AGREEMENT

State of Texas County of Bexar

This Agreement is made by and between Charles Bitters "Employee" and American
Energy Production Inc. "Employer". This Agreement is made on this 15 day of
January 2002.

In consideration of the promises and of the mutual covenants and agreements contained in this (Employment Agreement), here in after known as the Agreement, the parties hereby agree as follows:

                                 I. DEFINITIONS

1.01 "Employer" is hereby defined as American Energy Production Inc., a Delaware
Corporation.

1.02 "Employee" is hereby defined as Charles Bitters.

               II. SCOPE OF AGREEMENT AND LIMITATIONS OF AUTHORITY

2.01 The purpose of this Agreement is to employ Employee for the express purpose of allowing Employee to develop sales of Employer's goods. Employee is entitled to the rights and privileges detailed in this Agreement and to no other privileges. Employee shall be entitled to a commission/bonus as provided for in compensation section of this Agreement.

2.02 Employer will process all sales in accordance with its normal procedures, and on each sale, have the right of approval or disapproval of the sale.
Employee will be paid in accordance with the compensation section of this
Agreement and incorporated herein. Employer's decision as to which sales shall be accepted shall be conclusive and binding on Employee.

2.03 Employee has no authority to act for or on behalf of Employer except as provided for in this Agreement and in the Bylaws of the Corporation. No other authority, power or use is granted or implied.

2.04 Employee may not make, revise, alter, or otherwise diverge from the terms, conditions, prices or policies furnished to Employee by Employer.

2.05 Employee may not incur any debt, obligation, expense or other liability of any kind against Employer without Employer's express prior and written permission, or in accordance with the Bylaws of the Corporation.

                III. DUTIES OF EMPLOYEE AND TERM OF THE AGREEMENT

3.01 The term of the Agreement shall be for two years from the date the
Agreement is executed by the Employee and Employer, here in after known as "the parties".

3.02 If, after the term of the Agreement has expired, the parties continue to do business together as if the Agreement were still in effect, the Agreement shall be renewed and shall continue in effect until one of the parties notifies the other in writing of its termination. The termination letter must give 30 days'
written notice to the other party.

3.03 Termination may be by agreement, on behalf of Employee or Employer on 30 days' written notice, or on the breach of this Agreement by Employee. The breach of this Agreement includes, but is not limited to, a violation of Employer's rules or policies, a breach of the non-competition agreement contained in this
Agreement, the making of a misrepresentation or false statement by Employee, nonperformance of Employee's duties, death of Employee, or the occurrence of a conflict of interest between Employee and Employer.

         (a) A decision by Employer to terminate this Agreement shall be without prejudice to any other remedy to which Employer may be entitled either at law or in equity or under this Agreement, and shall follow the notice for a termination as outlined in provision 3.03.

         (b) Employer may also have the right to declare this Agreement void and terminate the employment contract in the event that Employer files a petition in bankruptcy court or is adjudicated bankrupt, has a receiver appointed of his assets, or makes a general assignment of his assets for the benefit of his creditors.

3.04 If Employee becomes permanently disabled because of sickness, or physical or mental disability, or for any other reason, so that it reasonably appears that he will be unable to perform his duties under this Agreement, Employer shall have the option to terminate this Agreement immediately by giving written notice of the termination to Employee as outlined in provision 3.03. The termination shall be without prejudice to any other right or remedy to which
Employer may be entitled either in law or in equity or under this Agreement.

3.05 Effect of Termination on Compensation and Vacation. In the event of termination of this Agreement prior to the completion of the term of employment specified herein, Employee shall be entitled to the compensation/vacation earned prior to the date of termination as provided for in the compensation section of this agreement. In the case of vacation it shall be compensated on a pro-rata basis.

3.06 In the event of termination of this Agreement prior to the completion of the specified term, Employee shall automatically and completely forever forfeit any rights employee may have in any bonus, incentive plan or Employer benefit or pension plan, if any, established by Employer. Furthermore; Employee will forfeit any right or title to compensation or commissions on sales that may have been instituted by Employee but have not been completed and approved prior to the termination of this Agreement.

3.07 Damages for Breach of Contract. In the event of a breach of this Agreement by Employee, Employer may recover from Employee any and all damages that
Employer may sustain as a result of the breach of this Agreement. This includes
Employer's legal fees.

3.08 Payment of Monies due a Deceased Employee. If Employee dies prior to the expiration of the term of the Agreement, any monies that may be due Employee under this Agreement shall be paid to Employee's executors, administrators, heirs, personal representatives, successors or assigns.

3.09 Employee hereby represents and warrants to Employer that Employee is not under any impediment, restraint, or disability that would prohibit, hinder, or in any way impair Employee's working ability or relationship with Employer.
Employee hereby represents that Employee is under no prior restrictive trade covenant agreement or other legal restraint which would cause a breach of the agreement if Employee becomes an employee or Employer, and Employee represents that Employer will not be in violation of any such prior employment contract or restrictive trade agreement by hiring Employee.

3.10 Duties. Employer hereby hires employee to perform the duties of
Vice-President, Operations and Technology. Employee agrees to provide prompt, courteous, efficient, and professional efforts to promote the work assigned by
Employer and covered by this Agreement.

3.11 Employee at all times during the performance of this Agreement shall strictly adhere to and obey all the rules and regulations now in effect or subsequently promulgated by Employer.

3.12 The employment or Employee shall continue only so long as services rendered by Employee are satisfactory to Employer, regardless of any other provision contained in this Agreement. Employer shall be the sole judge as to whether the services of Employee are satisfactory.

3.13 In addition to the foregoing, Employee shall perform such other work as may be assigned, subject to the instruction, direction, and control of Employer, provided only that any such additional duties shall be covered by the compensation schedule reflected in this Agreement.

3.14 Employer shall have the right at any time during this Agreement to assign
Employee, in the discretion of Employer, to perform duties different in any manner whatsoever from the duties originally assigned and specified above.

3.15 Employee shall devote Employee's entire time, ability, and attention to the business of Employer during the term of this contract. Employee shall not directly or indirectly render any services to any business or to any other person or organization, or be involved in any business or commercial or professional venture of any nature, whether for compensation or otherwise, without the prior written consent of Employer.

                                IV. COMPENSATION

4.01 In consideration of Employee's efforts, Employer agrees to pay to Employee;

        1.  One Million shares of S-8 common stock.

4.02 Texas Law. This Agreement shall be subject to and governed by the laws of the State of Texas. Any and all obligations or payments are due and payable in,
Bexar County, Texas.

4.03 Severability. If any provision of this agreement shall, for any reason, be held in violation of any applicable law, and so much of the Agreement is held to be unenforceable, then the invalidity of such a specific provision of this
Agreement shall not be deemed to invalidate any other provisions of this
Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provisions destroy the legitimate purposes of this
Agreement, in which event this Agreement shall be canceled.

4.04 Entire Agreement. This Agreement represents the entire agreement by and between the parties, except as otherwise provided in this Agreement, and it may not be changed except by written amendment duly executed by all parties.

4.05 Claims. All claims of Employee for compensation owed will be waived by
Employee if not claimed within 30 days from the date of the termination of this
Agreement.

4.06 Damages. In the event of a breach of this Agreement by Employee resulting in damages to Employer, Employer may recover from Employee such damages as
Employer has sustained.

SIGNED, accepted and agreed to, by the undersigned parties who hereby acknowledge that they have read and understood this Agreement and the
Attachments thereto, and that they execute this legal document voluntarily and of their own free will.

Employer: American Energy Production Inc.

By: _______________________________________________      Date:  ________________
     Charles Bitters VP   Operations

Employee: _________________________________________       Date: _________________
           Charles Bitters